Exhibit 5.1

780 North Water Street Milwaukee, WI 53202-3590 TEL 414-273-3500 Fax 414-273-5198 www.gklaw.com

May 27, 2009

Marshall & Ilsley Corporation

770 North Water Street

Milwaukee, WI 53202

Re:

Registration Statement on Form S-3 (File No. 333-147162)

Ladies and Gentlemen:

We have acted as counsel to Marshall & Ilsley Corporation, a Wisconsin corporation (the “Corporation”), in connection with the issuance of 775,166 shares of common stock of the Corporation, $1.00 par value per share (the “Securities”), pursuant to the terms of that certain Asset Purchase Agreement (the “Purchase Agreement”) dated as of March 3, 2009 between M & I Investment Management Corp. (“IMC”), a Wisconsin corporation and a wholly-owned subsidiary of the Corporation, Berkeley Capital Management, LLC (“Berkeley”) and certain equity holders of Berkeley in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, the Corporation has prepared and filed with the Commission a Registration Statement on Form S-3 (File No. 333-147162) (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), and prospectus supplement (the “Prospectus Supplement”) filed on May 27, 2009 relating to the potential resale of the Securities.

In our capacity as counsel to the Corporation in connection with the registration for resale of the Securities, we have:  examined (i) the Registration Statement, Base Prospectus and Prospectus Supplement; (ii) the Corporation’s Restated Articles of Incorporation, as amended, and Amended and Restated By-Laws; (iii) the Purchase Agreement; (iv) certain resolutions of the Corporation’s Board of Directors; (v) certain corporate documents and records, certificates of public officials and certificates of officers of the Corporation; and (vi) such other proceedings, documents and records as we have deemed necessary or advisable for purposes of this opinion.

In all such investigations and examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.  We further assume that the appropriate action will be taken, prior to resale of the Securities, to register and qualify the Securities for resale under all applicable state securities or “blue sky” laws.

OFFICES IN MILWAUKEE, MADISON, WAUKESHA, GREEN BAY AND APPLETON, WI, WASHINGTON DC, AND SHANGHAI PRC

GODFREY & KAHN IS A MEMBER OF TERRALEX®, A WORLDWIDE NETWORK OF INDEPENDENT LAW FIRMS

May 27, 2009

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Securities have been duly authorized, validly issued, fully paid and non-assessable.

The foregoing opinions are limited to the laws of the United States and the State of Wisconsin, each as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein.  The foregoing opinions are limited to matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.  The foregoing opinions are given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinions expressed herein that we may become aware of after the date hereof.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus, and the Prospectus Supplement.  In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act, or within the category of persons whose consent is required under Section 7 of said Act.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.